Exhibit 10

MATERIAL CONTRACTS

PURCHASE AND ASSUMPTION AGREEMENT

between

COMMUNITY NATIONAL BANK

and

THE FIRST NATIONAL BANK OF GERMANTOWN

dated as of March 19, 2004

PURCHASE AND ASSUMPTION AGREEMENT

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS

Section 1.1

Defined Terms.

ARTICLE II TRANSFER OF ASSETS AND LIABILITIES

Section 2.1

Transferred Assets.

Section 2.2

Purchase Price.

Section 2.3

Deposit Liabilities.

Section 2.4

Records and Data Processing, etc.

Section 2.5

Proration of Premiums, Taxes and Expenses.

Section 2.6

Employee Matters.

Section 2.7

Title to Real Property.

Section 2.8

Environmental Matters.

ARTICLE III CLOSING AND EFFECTIVE TIME

Section 3.1

Effective Time.

Section 3.2

Closing.

Section 3.3

Post-Closing Adjustments.

ARTICLE IV INDEMNIFICATION

Section 4.1

Seller’s Indemnification of Purchaser.

Section 4.2

Purchaser’s Indemnification of Seller.

Section 4.3

Claims for Indemnity.

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER

Section 5.1

Corporate Organization.

Section 5.2

Authority.

Section 5.3

Non-Contravention.

Section 5.4

Personal Property.

Section 5.5

Real Property.

Section 5.6

Employees.

Section 5.7

Environmental Matters.

Section 5.8

Deposit Liabilities.

Section 5.9

Legal Proceedings.

Section 5.10

No Brokers.

Section 5.11

Financing Available.

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 6.1

Corporate Organization.

Section 6.2

Authority.

Section 6.3

Non-Contravention.

Section 6.4

Legal Proceedings.

Section 6.5

No Brokers.

Section 6.6

Financing Available.

ARTICLE VII OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 7.1

Full Access.

Section 7.2

Regulatory Approvals.

Section 7.3

Conduct of Business.

Section 7.4

No Solicitation; Restriction on New Branches.

Section 7.5

Branch Operations.

Section 7.6

Corporate and Other Consents.

Section 7.7

Data Processing Services.

Section 7.8

Public Announcements.

Section 7.9

Tax Reporting.

Section 7.10

Actions With Respect to IRA and Keogh Plan Deposit Liabilities.

Section 7.11

Further Assurance.

Section 7.12

Account Statements.

ARTICLE VIII CONDITIONS TO PURCHASER’S OBLIGATIONS

Section 8.1

Representations and Warranties True.

Section 8.2

Obligations Performed.

Section 8.3

Regulatory Approvals.

Section 8.4

Due Diligence.

ARTICLE IX CONDITIONS TO SELLER’S OBLIGATIONS

Section 9.1

Representations and Warranties True.

Section 9.2

Obligations Performed.

Section 9.3

Regulatory Approvals.

Section 9.4

Consents of Third Parties.

ARTICLE X TERMINATION

Section 10.1

Methods of Termination.

Section 10.2

Procedure Upon and Effect of Termination.

Section 10.3

Payment of Expenses.

ARTICLE XI MISCELLANEOUS PROVISIONS

Section 11.1

Expenses.

Section 11.2

Amendment and Modification.

Section 11.3

Waiver or Extension.

Section 11.4

Successors and Assigns.

Section 11.5

Confidentiality.

Section 11.6

Addresses for Notices, Etc.

Section 11.7

Counterparts.

Section 11.8

Headings.

Section 11.9

Governing Law.

Section 11.10

Sole Agreement.

Section 11.11

Parties in Interest.

Section 11.12

Specific Performance.

PURCHASE AND ASSUMPTION AGREEMENT

This Purchase and Assumption Agreement (the “Agreement”) is made and entered into effective as of March 19, 2004 by and between Community National Bank, a bank organized under the laws of the United States (“Purchaser”), and The First National Bank of Germantown, a bank organized under the laws of the United States (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller desires to sell certain assets of, and transfer certain liabilities assigned to, the Carlisle, Ohio and Middletown, Ohio branches of Seller; and

WHEREAS, Purchaser wishes to purchase such assets and assume such liabilities upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Seller and Purchaser agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1

Defined Terms.

The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

“Branches” means, collectively the Carlisle Branch and the Middletown Branch.

“Carlisle Branch” means the Branch location of Seller located at 655 Central Avenue, Carlisle, Ohio 45005.

“Carlisle Real Property” means all of Seller's right, title and interest in and to all real estate and improvements thereon and fixtures thereto at the Carlisle Branch, together with all rights and appurtenances pertaining thereto.

“Closing” and “Closing Date” have the meanings set forth in .

“Code” has the meaning set forth in Section 2.2(c)(1).

“Deposit Liabilities” has the meaning set forth in .

“Effective Time” has the meaning set forth in .

“Excluded Deposit Liabilities” has the meaning set forth in .

“Excluded IRA/Keogh Deposit Liabilities” has the meaning set forth in .

“FDIA” has the meaning set forth in .

“Initial Closing Statement” has the meaning set forth in .

“IRA” has the meaning set forth in .

“Middletown Branch” means the Branch location of Seller located at 316 South Briel Boulevard, Middletown, Ohio 45044.

“Middletown Real Property” means all of Seller's right, title and interest in and to all real estate and improvements thereon and fixtures thereto at the Middletown Branch, together with all rights and appurtenances pertaining thereto.

“Municipal Deposits” has the meaning set forth in .

“Final Closing Balance Sheet” and “Final Closing Balance Sheet Delivery Date” have the meanings set forth in .

“Pre-Closing Balance Sheet” and “Pre-Closing Balance Sheet Date” have the meanings set forth in .

“Purchase Price” has the meaning set forth in .

“Real Property” means the Carlisle Real Property and the Middletown Real Property collectively.

“Regulatory Approvals” has the meaning set forth in .

“Transferred Assets” has the meaning set forth in Section 2.1.

ARTICLE II

TRANSFER OF ASSETS AND LIABILITIES

Section 2.1

Transferred Assets.

(a)

As of the Effective Time and upon the terms and conditions set forth herein, Seller will sell, assign, transfer, convey and deliver to Purchaser, and Purchaser will purchase from Seller the following assets located at or attributed to the Branches (collectively, the "Transferred Assets"):

(1)

the Real Property in fee simple free of all mortgages, liens, charges, assessments, fees and other encumbrances;

(2)

the furniture, equipment and other tangible personal property and fixed assets described on Exhibit 2.1(a)(2) (the "Fixed Assets");

(3)

all leases for equipment and/or furniture located at the Branches;

(4)

all safe deposit boxes located at the Branches and the leases and contracts related thereto;

(5)

all coins and currency located at the Branches as of the Effective Time ("Coins and Currency"); and

(6)

the contracts and agreements described on Exhibit 2.1(a)(6).

(b)

The following items shall be excluded from the Transferred Assets (the "Excluded Assets"):

(1)

Seller's rights in and to the name "The First National Bank of Germantown" and any of Seller's corporate logos, trademarks, trade names, signs, paper stock, forms and other supplies containing any such logos, trademarks or trade names;

(2)

any loans made by Seller;

(3)

any residential mortgage servicing rights for residential mortgage loans originated by Seller;

(4)

any bank regulatory licenses or any other non-assignable licenses or permits;

(5)

proprietary software of Seller; and

(6)

all routing numbers of Seller used in connection with the Deposit Liabilities or the Branches.

Seller shall remove or cause to be removed the Excluded Assets from the Branches at or prior to the Effective Time, except as otherwise agreed by Purchaser and Seller.  Seller shall remove the Excluded Assets at its own cost in such a manner as to minimize any damage to the Branches and the Transferred Assets as a result of such removal.  Seller shall repair or replace, at its own cost and expense, any damage suffered to the Branches or the Transferred Assets as a result of the removal of the Excluded Assets.

Section 2.2

Purchase Price.

(a)

As consideration for the purchase of the Transferred Assets, Purchaser shall pay Seller a purchase price equal to the sum of the following (the “Purchase Price”):

(1)

$447,500 for the Real Property;

(2)

$37,500 for the Fixed Assets;

(3)

a premium for the Deposit Liabilities at the Carlisle Branch equal to 10% (the "Carlisle Premium") of the amount of such Deposit Liabilities as of the Effective Time; and

(4)

a premium for the Deposit Liabilities at the Middletown Branch equal to 1.25% (the "Middletown Premium") of the amount of such Deposit Liabilities as of the Effective Time.

(b)

In addition, Purchaser shall assume, as of the Effective Time, all of the duties, obligations and liabilities of Seller relating to the Deposit Liabilities.

(c)

Seller shall prepare a balance sheet (the “Pre-Closing Balance Sheet”) in accordance with generally accepted accounting principles consistently applied as of a date not earlier than 10 business days prior to the Effective Time anticipated by the parties (the “Pre-Closing Balance Sheet Date”) and a related initial closing statement (the “Initial Closing Statement”) reflecting the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder.  Seller agrees to pay to Purchaser at the Closing, in immediately available funds, the excess, if any, of the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above, as reflected on the Pre-Closing Balance Sheet, over the estimated aggregate Purchase Price computed in accordance with subsection (a) above, as reflected on the Initial Closing Statement.  Purchaser agrees to pay Seller at the Closing, in immediately available funds, the excess, if any, of the aggregate Purchase Price computed in accordance with subsection (a) above, as reflected on the Initial Closing Statement, over the amount of Deposit Liabilities assumed by Purchaser pursuant to subsection (b) above, as reflected on the Pre-Closing Balance Sheet.  Amounts paid at Closing shall be subject to subsequent adjustment based on the Post-Closing Balance Sheet and the Final Closing Statement.

(1)

Seller and Purchaser agree to allocate the final Purchase Price in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”).  Within 10 business days prior to the Closing Date, Purchaser shall provide to Seller Purchaser’s proposed allocation of the purchase price as finally determined and paid by Purchaser hereunder.  Within 10 business days after the receipt of such allocation, Seller shall propose to Purchaser any changes to such allocation or otherwise shall be deemed to have agreed with such allocation.

(2)

Seller and Purchaser shall reduce such allocation to writing, including jointly and properly executing completed Internal Revenue Service Form 8594, and any other forms or statements required by the Code, Treasury Regulations or the Internal Revenue Service, together with any and all attachments required to be filed therewith.  Seller and Purchaser shall file timely any such forms and statements with the Internal Revenue Service.

(3)

To the extent consistent with applicable law, Seller and Purchaser shall not file any tax return or other documents or otherwise take any position with respect to taxes which is inconsistent with such allocation of the final purchase price, provided, however, that neither Seller nor Purchaser shall be obligated to litigate any challenge to such allocation of the final purchase price by a governmental authority.

(4)

Seller and Purchaser shall promptly inform one another of any challenge by any governmental authority to any allocation made pursuant to this subsection and agree to consult with and keep one another informed with respect to the state of, and any discussion, proposal or submission with respect to, such challenge.

Section 2.3

Deposit Liabilities.

(a)

For purposes of this Agreement, “Deposit Liabilities” shall mean all deposit liabilities of Seller at the Branches that Purchaser may legally assume, which shall consist of (i)  all savings accounts, (ii) all certificates of deposit, (iii) all negotiable order of withdrawal accounts, (iv) all demand deposit accounts, including any amounts therein that may be temporarily swept into other accounts or investments, (v) all money market deposit accounts, (vi) all individual retirement accounts (“IRAs”), Keogh Plan accounts and trust deposit accounts that Purchaser may legally assume, (vii) all deposits of municipalities (“Municipal Deposits”) and (viii) all other deposit or savings accounts allocated on the records of Seller to the Branches according to their respective terms as of the close of business on the Closing Date, in each case together with interest accrued thereon but unpaid as of the Closing Date, provided that Deposit Liabilities shall not include the Excluded Deposit Liabilities (as hereinafter defined).  Exhibit 2.3(a) sets forth the Deposit Liabilities as of the date hereof, which are subject to changes in the ordinary course of business of the Branches.

(b)

For purposes of this Agreement, “Excluded Deposit Liabilities” shall mean (i) deposit liabilities of Seller with respect to the accounts set forth on Exhibit 2.3(b), (ii) deposit liabilities of Seller with respect to accounts which are booked by Seller at the Branches and are held by Seller under or pursuant to any judgment, decree or order of any court, (iii) the Excluded IRA/Keogh Deposit Liabilities, (iv) deposit accounts of any of Seller's directors, officers or employees or any of their respective spouses, parents, lineal descendants or other family members, (v) deposit accounts of Seller's customers who are required by contract or agreement to maintain a depository relationship with Seller, (vi) Seller's cashier checks, teller checks, letters of credit, money orders, traveler's checks, interest checks or expense checks, (vii) consignments of U.S. Government "E" and "EE" bonds, (viii) cash items paid by Seller and not cleared prior to the Effective Time and (ix) IRAs that, by their terms, are not permitted to be assigned or transferred, it being understood that all other IRAs are intended to be transferred.

(c)

Purchaser shall not assume or be bound by any liabilities or obligations of Seller of any kind or nature, known  or unknown, contingent or otherwise, including, without limitation, lease obligations, employee compensation and benefits, employment contracts and agreements, utility payments and real estate taxes other than the liabilities and obligations specifically assumed by Purchaser under .

(d)

Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by depositors of the accounts assumed, whether drawn on the checks, withdrawal or draft forms provided by Seller or by Purchaser, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors whose accounts are assumed by Purchaser; provided, however, Purchaser shall not be obligated to honor or pay any item, if there are insufficient funds in the customer's account when such item is presented.

(e)

It is the Seller’s intent that, after the Effective Time, all Deposit Liability transactions will be referred to Purchaser, provided, however, that if Seller shall, in good faith, honor and pay any Deposit Liabilities which are presented to Seller for due payment, Purchaser shall make a diligent effort to charge the applicable Deposit Liability account to which the payment related and, to the extent funds are available in such Deposit Liability account, Purchaser shall promptly disburse said moneys to Seller.  In the event sufficient funds are not available to cover such payment, Purchaser will inform Seller, in a timely manner, to return such items as uncollectible.

(f)

Purchaser agrees, at its cost and expense, (i) to assign new account numbers to depositors of assumed Deposit Liabilities, provided that Purchaser need not take such actions if in its business judgment it is advisable not to do so, (ii) to notify such depositors, on or before the Effective Time but after receipt of all Regulatory Approvals (exclusive of applicable waiting periods), in a form and on a date mutually acceptable to Seller and Purchaser and in accordance with the requirements of applicable laws and regulations, of Purchaser’s assumption of the Deposit Liabilities, (iii) to furnish such depositors with checks on the forms of Purchaser and with instructions to utilize Purchaser’s checks and to destroy unused check, draft and withdrawal order forms of Seller, and (iv) to reissue all ATM and debit cards (with new PIN numbers) associated with the depositors of assumed Deposit Liabilities.

(1)

Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to any assumed Deposit Liabilities as of the Effective Time that are returned to Seller after the Effective Time as uncollectible, but only to the extent that the collected balance of the relevant account is sufficient to permit payment thereof.

(2)

During the 30 calendar days after the Effective Time, Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any ATM or point-of-sale withdrawal from a Deposit Liability pursuant to a debit card of Purchaser authorized prior to the Effective Time which has not been received and processed by Seller as of the Effective Time.

(g)

As of the Effective Time, Purchaser will assume and discharge Seller’s duties and obligations in accordance with the terms and conditions and laws, rules and regulations that apply to the Deposit Liabilities assumed under this Agreement.

(h)

As of the Effective Time, Purchaser will maintain and safeguard in accordance with applicable law and sound banking practices all account documents, deposit contracts, signature cards, deposit slips, canceled items and other records related to the Deposit Liabilities assumed under this Agreement, subject to Seller’s right of access to such records as provided in this Agreement.

(i)

Prior to the Closing Date, Purchaser shall, at Purchaser’s expense, notify all Automated Clearing House (“ACH”) originators of the transfers and assumptions made pursuant to this Agreement.  For a period of 60 calendar days beginning on the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Seller.  Seller will make no charge to Purchaser for honoring such items.  Seller will make available to Purchaser at Seller’s operations center receiving items from the ACH data containing such ACH data.  Items mistakenly routed or presented after the 60-day period will be returned to the presenting party.  Seller and Purchaser shall make arrangements to provide for the daily settlement with immediately available funds by Purchaser of any ACH item honored by Seller, and Seller shall be held harmless and indemnified by Purchaser for acting in accordance with this arrangement to accept ACH items.

(j)

As of the Effective Time, Seller shall transfer and assign all files, documents and records related to the Deposit Liabilities to Purchaser, including without limitation such information held in electronic form, and Purchaser will be responsible for maintaining and safeguarding all such materials in accordance with applicable law and sound banking practices.

(k)

In case of any dispute with or inquiry by any customer whose account is subject to this Agreement, which dispute or inquiry relates to the servicing of such account by Seller prior to the date for which a deposit history has been provided to Purchaser, Seller will provide Purchaser, where available and to the extent reasonably requested by Purchaser, information regarding the Deposit Liability account and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to the Deposit Liability account holder within a period of time and in a manner which would comply with standard banking practices and customs.  Purchaser shall not be liable for any claims related thereto pertaining to the period prior to the Effective Time.

(l)

Seller shall deliver on the Closing Date to Purchaser a schedule of stop payment orders that have been placed by Seller on particular Deposit Liabilities or on individual checks, drafts or other items or instruments.  If following receipt of appropriate stop order documentation Purchaser makes any payment in violation of any such stop payment order, Purchaser shall be solely liable for any such payment.

Section 2.4

Records and Data Processing, etc.

(a)

As of the Effective Time, Purchaser shall become responsible for maintaining the files, documents and records referred to in this Agreement.  After the Effective Time, Purchaser will permit Seller and its representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce any such files, documents or records, and to have similar access to such records as may be reasonably necessary for purposes of preparation of required records and reports (including regulatory and tax reports and returns) and as may be required in connection with any third party litigation.

(b)

As of the Effective Time, Seller will permit Purchaser and its representatives, for reasonable cause, at reasonable times and upon reasonable notice, to examine, inspect, copy and reproduce files, documents or records retained by Seller regarding the assets and liabilities transferred under this Agreement as Purchaser deems reasonably necessary.

(c)

For a period of 90 days after the Effective Time, the party providing copies of records shall do so without charge; thereafter it may charge its customary rate for such copies.

(d)

It is understood that certain of Seller’s records, including certificates of deposit, may be available only in electronic form or in the form of photocopies, film copies or other nonoriginal and non-paper media.

Section 2.5

Proration of Premiums, Taxes and Expenses.

Deposit insurance premiums and assessments, real property taxes and assessments, and all other expenses, including without limitation accrued interest, related to the Deposit Liabilities or Transferred Assets shall be prorated between the parties as of the Effective Time.  Without limiting the generality of the foregoing sentence, Seller shall be responsible for the timely payment of all real property taxes and assessments relating to the Real Property for all periods prior to the Effective Time, whether such taxes or assessments are due and payable prior to, at or after the Effective Time.  Seller and Purchaser shall each be responsible for their own costs with respect to the preparation and filing of any tax returns, as well as the preparation, review and analysis of the allocation statements and any forms or statements prepared in connection with the allocation of the final Purchase Price.

Section 2.6

Employee Matters.

(a)

Purchaser will have the opportunity to hire those employees employed by Seller at the Branches and listed on Exhibit 2.6(a) hereof (the "Employees"), subject to Purchaser's standard screening procedures, including, but not limited to, criminal background checks and drug testing.  The compensation and benefits offered to each Employee hired by Purchaser (the "Hired Employees") shall be determined by Purchaser in its sole discretion.  Purchaser shall not be responsible or liable for any benefits accrued under the pension or welfare plans of Seller.  Seller shall be responsible for payment of all accrued compensation and benefits of the Employees through the Closing Date and for all required filings of Forms W-2 and other required filings with federal, state and local tax authorities with respect to the Employees for such period.  As used in Section 2.6, the term "Employees" shall not include Robin Wallen and Anna Yauch.

(b)

Seller shall pay, discharge and be responsible for, with respect to each Hired Employee (i) all salary and wages arising out of employment of the Hired Employees through the Effective Time and (ii) any employee benefits arising under Seller's employee benefit plans and employee programs prior to the Effective Time, including benefits with respect to claims incurred prior to the Effective Time but reported after the Effective Time.

(c)

From and after the date of this Agreement, Seller shall continue to staff the Branches consistent with past practices and safe and sound banking practices.  Additionally, from and after the date of the Agreement, Seller shall: (i) maintain the Employees as employees of Seller at the Branches until the Effective Time, subject to Seller's right to manage and discipline employees as Seller deems appropriate in its absolute discretion, (ii) refrain from dissuading any Employee from accepting an offer of employment with Purchaser and (iii) refrain from recruiting Employees for alternate positions with Seller.  Seller shall affirmatively advise Employees that their current positions with Seller will terminate as of the Effective Time.  Any Employee whose employment shall be terminated for any reason prior to the Effective Time shall be dealt with by Seller in its sole and absolute discretion.

(d)

To the extent permitted under Purchaser's applicable 401(k) plan, Seller shall cooperate in arranging for the transfer to Purchaser's 401(k) plan, or to such other investment alternative as any Hired Employee may elect, as soon as practicable after the Closing Date and in a manner that satisfies sections 414(1) and 411(d)(6) of the Internal Revenue Code, as amended, of those accounts held under Seller's 401(k) plan on behalf of such Hired Employee, subject to receipt of any necessary consents and approvals of the Hired Employee.

(e)

Purchaser shall not have any responsibility, liability or obligation to any current or former employees of Seller, their beneficiaries or to any other person, with respect to any employee plans of Seller (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension).

Section 2.7

Title to Real Property.

(a)

Seller agrees to deliver to Purchaser upon Purchaser's request, copies of all title information in possession of Seller, including but not limited to, title insurance policies, attorneys' opinions on title, surveys, covenants, deeds and easements relating to the Real Property.

(b)

Purchaser shall have the right to obtain, at Purchaser's sole cost and expense a title insurance commitment from a title insurance company selected by Purchaser and an owner's policy of title insurance insuring Purchaser's title to the Real Property and related easements and rights appurtenant thereto.

(c)

Purchaser shall notify Seller, in writing, of any mortgages, pledges, liens, encumbrances, reservations, tenancies, encroachments, overlaps or other title exceptions, survey objections, or zoning or similar land use violations or engineering or structural problems related to the Real Property to which Purchaser reasonably objects (the "Title Defects").  Purchaser agrees that Title Defects shall not include real property taxes not yet due and payable, legal highways, zoning ordinances or easements, restrictions, tenancies, survey matters or other title matters, and rights of way which do not interfere with the use of the Real Property as such facility is currently utilized ("Permitted Encumbrances").  Within 30 days after Seller's receipt of such notice of Title Defects from Purchaser, Seller shall cure or correct any such Title Defect to Purchaser's reasonable satisfaction.  If Seller is unable or unwilling to cure any such Title Defects to Purchaser's reasonable satisfaction during such 30-day period, Purchaser shall have the option either to terminate this Agreement (upon written notice to Seller) or to receive title subject to such Title Defect (upon written notice to Seller).

(c)

Purchaser shall have the right to request that the title insurance company update title matters up to 10 business days prior to the Closing Date for any changes which may have arisen between the date of the original title search and the Closing Date.  If such update indicates that any Title Defects have been placed of record since the date of Purchaser's original title search, and Purchaser reasonably objects thereto in writing, then Seller shall cure or correct any such Title Defect on or prior to the Closing Date to Purchaser's reasonable satisfaction.  If Seller is unable or unwilling to cure any such Title Defect, Purchaser shall have the option to either to terminate this Agreement (upon written notice to Seller) or to receive title subject to such Title Defect (upon written notice to Seller).

Section 2.8

Environmental Matters.

(a)

Seller shall deliver to Purchaser, upon Purchaser's request, copies of all environmental studies, reports and audits in Seller's possession related to the Real Property. If Purchaser objects to any adverse environmental condition which impacts the Real Property or the Branches, Seller shall have thirty (30) days to cure or correct, to Purchaser's satisfaction, any such adverse environmental condition set forth in such studies, reports or audits.  If Seller is unable or unwilling to cure such adverse environmental condition within such thirty (30) -day period, Purchaser shall have the option to accept the premises in its then existing condition (upon written notice to Seller) or to terminate this Agreement (upon written notice to Seller).

(b)

Seller shall, at its own cost and expense, not to exceed $2,400, within 10 calendar days after the date of this Agreement, engage a licensed and qualified environmental testing firm satisfactory to Purchaser to perform a Phase II environmental assessment of the Carlisle Real Property, which assessment shall include, at a minimum, investigations and tests to determine whether there has been any soil, surface water, groundwater or building space contamination in, on or under the Carlisle Real Property.  Seller shall provide Purchaser with a copy of a written report from such environmental testing firm detailing the results of the investigations or tests no later than thirty (30) calendar days after the date of this Agreement.  If Purchaser objects to any adverse environmental condition which impacts the Carlisle Real Property or the Carlisle Branch, Seller shall have thirty (30) days to cure or correct, to Purchaser's satisfaction, any such adverse environmental condition.  If Seller is unable or unwilling to cure such problem within such thirty (30) -day period, Purchaser shall have the option to accept the premises in its then existing condition (upon written notice to Seller) or to terminate this Agreement (upon written notice to Seller).

ARTICLE III

CLOSING AND EFFECTIVE TIME

Section 3.1

Effective Time.

The purchase of assets and assumption of liabilities provided for in this Agreement shall occur at a closing (the “Closing”) to be held at Purchaser's Franklin location, 1400 East Second Street, Franklin, Ohio at 10:00 a.m., local time, on June 5, 2004 or such other a mutually agreeable date.  The effective time of the transactions contemplated by this Agreement (the “Effective Time”) shall be 5:00 p.m., local time, on the day on which the Closing occurs (the “Closing Date”), unless otherwise mutually agreed upon by the parties.

Section 3.2

Closing.

(a)

All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

(b)

At the Closing, subject to all the terms and conditions of this Agreement, Seller shall execute and/or deliver to Purchaser or, in the case of subsections (b) (4) and (5), make reasonably available to Purchaser:

(1)

a general warranty deed in recordable form for each of the Carlisle Real Property and the Middletown Real Property executed by Seller transferring good and marketable title to the Carlisle Real Property and Middletown Real Property, free and clear of all mortgages, liens, changes, assessments, fees and other encumbrances;

(2)

a Bill of Sale, in substantially the form attached hereto as Exhibit 3.2(b)(2) (the “Bill of Sale”), transferring to Purchaser all of Seller’s interest in the Transferred Assets (other than the Real Property);

(3)

an Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 3.2(b)(3) (the “Assignment and Assumption Agreement”), assigning Seller’s interest in the Deposit Liabilities;

(4)

Seller’s records, in whatever form or medium maintained by Seller, related to (i) the Deposit Liabilities and (ii) the Transferred Assets;

(5)

Seller's keys to the safe deposit boxes and Seller's records related to the safe deposit box business at the Branches;

(6)

immediately available funds in the net amount shown as owing to Purchaser by Seller on the Initial Closing Statement, if any;

(7)

the Coins and Currency;

(8)

a copy of the resolutions of the board of directors of Seller approving this Agreement and the transactions contemplated hereunder;

(9)

such affidavits and other documents and instruments as may be required by the title insurance company that Purchaser selects to issue title insurance on the Real Property;

(10)

a certificate of a proper officer of Seller, dated as of the Closing Date, in the form of Exhibit 3.2(b)(10), certifying to the fulfillment of the conditions to the obligations of Purchaser contained in  and Section 8.2;

(11)

the Initial Closing Statement;

(12)

Seller’s  resignation as trustee or custodian, as applicable, with respect to each IRA or Keogh Plan account included in the Deposit Liabilities and designation of Purchaser as successor trustee or custodian with respect thereto, as contemplated by;

(13)

a copy of the resolutions of the board of directors of Seller approving this Agreement and the transactions contemplated hereunder; and

(14)

such certificates and other documents as Purchaser and its counsel may reasonably require (i) to evidence receipt by Seller of all necessary Regulatory Approvals for the consummation by Seller of the transactions provided for in this Agreement and (ii) to effect the transactions provided for in this Agreement.

(c)

At the Closing, subject to all the terms and conditions of this Agreement, Purchaser shall execute and/or deliver to Seller:

(1)

the Assignment and Assumption Agreement;

(2)

immediately available funds in the net amount shown as owing to Seller by Purchaser on the Initial Closing Statement, if any;

(3)

a certificate of a proper officer of Purchaser, dated as of the Closing Date, in the form of Exhibit 3.2(c)(3), certifying to the fulfillment of the conditions to the obligations of Seller contained in  and ;

(4)

purchaser’s acceptance of its appointment as successor trustee or custodian, as applicable, of the IRA and Keogh Plan accounts included in the Deposit Liabilities and assumption of the fiduciary obligations of the trustee or custodian with respect thereto;

(5)

the Initial Closing Statement;

(6)

a copy of the resolutions of the board of directors of Purchase approving this Agreement and the transactions contemplated hereunder; and

(7)

such certificates and other documents as Seller and its counsel may reasonably require (i) to evidence the receipt by Purchaser of all necessary Regulatory Approvals for the consummation by Purchaser of the transactions provided for in this Agreement and (ii) to effect the transactions provided for in this Agreement.

(d)

All instruments, agreements and certificates described in this  shall be in form and substance reasonably satisfactory to the parties’ respective legal counsel.

Section 3.3

Post-Closing Adjustments.

(a)

Not later than 10 business days after the Effective Time (the “Final Closing Balance Sheet Delivery Date”), Seller shall deliver to Purchaser a balance sheet dated as of the Effective Time, prepared in accordance with generally accepted accounting principles consistently applied, reflecting the assets sold and assigned and the liabilities transferred and assumed hereunder (the “Final Closing Balance Sheet”) together with a copy of Seller’s calculation of the adjusted Purchase Price and amounts payable thereunder, as reflected in a final closing statement (the “Final Closing Statement”).  Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Final Closing Balance Sheet and the Final Closing Statement.  Within 10 business days following the Final Closing Balance Sheet Delivery Date (the "Adjustment Payment Date"), Seller and Purchaser shall meet at the office of Purchaser at 10:00 a.m. local time, or at such other time and place as the parties shall mutually agree, to effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Pre-Closing Balance Sheet and the Final Closing Balance Sheet and resulting changes in the Purchase Price, as reflected in the Final Closing Statement, together with interest thereon computed from the Effective Time to the Adjustment Payment Date at the applicable Federal Funds Rate (as hereinafter defined).

(b)

In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists.  Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Effective Time to the date paid at the applicable Federal Funds Rate.

(c)

The “Federal Funds Rate” shall be the mean of the high and low rates quoted for Federal Funds in the Money Rates Column of The Wall Street Journal adjusted as such mean may increase or decrease during the period between the Effective Time and the date paid.

ARTICLE IV

INDEMNIFICATION

Section 4.1

Seller’s Indemnification of Purchaser.

Seller shall indemnify, hold harmless and defend Purchaser and its affiliates from and against (i) any breach by Seller of any agreement, covenant, representation or warranty contained herein and (ii) all damages, claims, losses, liabilities, demands, obligations, expenses, including reasonable attorneys’ fees and expenses, arising out of any actions, suits or proceedings commenced prior to the Effective Time (other than proceedings to prevent or limit the consummation of this transaction) relating to Seller’s operations at the Branches; and, except as otherwise provided in this Agreement, Seller shall further indemnify, hold harmless and defend Purchaser and its affiliates from and against all damages, claims, losses, liabilities, demands, obligations, expenses, including reasonable attorneys’ fees and expenses, real estate taxes, intangibles and franchise taxes, sales and use taxes, social security and unemployment taxes, all accounts payable and operating expenses (including salaries, rents and utility charges) incurred by Seller prior to the Effective Time and which are claimed or demanded on or after the Effective Time, or which arise out of any actions, suits or proceedings commenced on or after the Effective Time, in connection with operations or transactions occurring prior to the Effective Time and which involve the Branches, the Transferred Assets, the Deposit Liabilities and any other liabilities retained by Seller pursuant to this Agreement.

Section 4.2

Purchaser’s Indemnification of Seller.

Purchaser shall indemnify, hold harmless and defend Seller and its affiliates from and against any breach by Purchaser of any agreement, covenant, representation or warranty contained herein and all damages, claims, losses, liabilities, demands, obligations and expenses, including reasonable attorneys’ fees and expenses, which Seller may receive, suffer or incur in connection with transactions occurring after the Effective Time and which involve the Transferred Assets or the Deposit Liabilities.

Section 4.3

Claims for Indemnity.

(a)

Except as otherwise provided in , a claim for indemnity under  or  of this Agreement may be made by the claiming party at any time prior to one year after the Effective Time by the giving of written notice thereof to the other party.  In the event that any such claim is made within the prescribed period, the indemnity relating to such claim shall survive until such claim is resolved.  Claims not made within such period shall cease and no indemnity shall be made therefor.

(b)

Promptly after receipt by either party of notice of the assertion of any claim or the commencement of any action, suit or proceeding with respect to which a claim for indemnification will be made under this Agreement, such party (the “Indemnified Party”) shall give written notice thereof to the other party (the “Indemnitor”) and will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, it shall have been materially prejudiced thereby.  In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to participate in (and, in its discretion, to assume) the defense thereof with counsel reasonably satisfactory to the Indemnified Party, provided, however, that the Indemnified Party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party’s counsel, representation by the Indemnitor’s counsel may present a conflict of interest or that there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor.  The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor’s liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding.  If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this , the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection and at its own expense.  If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor’s liability under its indemnity without the prior written consent of the Indemnitor.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 5.1

Corporate Organization.

Seller is an “insured depository institution,” as defined in Section 3(c)(2) of the Federal Deposit Insurance Act, as amended (the “FDIA”), duly organized, validly existing and in good standing under the laws of the United States.

Section 5.2

Authority.

Seller has the power and authority to enter into and perform this Agreement.  This Agreement and the execution, delivery and performance hereof have been, or prior to the Closing will be, duly authorized and approved by the Board of Directors of Seller, and this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by federal regulators of Seller or by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

Section 5.3

Non-Contravention.

The execution and delivery of this Agreement by Seller do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (i) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture or instrument of Seller or to which Seller is subject, which breach, violation or default would have an adverse effect on Seller, or (ii) a breach or violation of or a default under the articles of association or bylaws of Seller or any contract or other instrument to which Seller is a party or by which Seller is bound.

Section 5.4

Personal Property.

Seller owns, and will convey to Purchaser at the closing, all of Seller's right, title and interest in and to each item of personal property within the Included Fixed Assets free and clear of any mortgage, lien, security interest or pledge.  Such items of personal property are in good working order.

Section 5.5

Real Property.

(a)

Seller owns, and will convey to Purchaser at the Closing, good and marketable title in and to the Real Property free and clear of any mortgage, lien, security interest or pledge.

(b)

There is not pending or threatened any condemnation proceeding against the Real Property.

(c)

Seller has not entered into any agreement regarding the Real Property and the Real Property is not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or threatened, which would affect or limit Purchaser's interest in or use or enjoyment of the Real Property, or which would limit or restrict Sellers' right or ability to transfer the Real Property to Purchaser in accordance with the terms and provisions of this Agreement.

(d)

No fact or condition exists which would result in the permanent termination or impairment of access to the Real Property from adjoining public streets or highways or in the permanent discontinuance of necessary utility services to the Real Property, and all sanitation, plumbing, refuse disposal and similar facilities servicing the Real Property are in compliance with all applicable laws, regulations, ordinances and rules.

(e)

No complaint has been received by Seller that Seller, or the Real Property, is in violation of any applicable building, zoning, platting, subdivision, use, safety or similar law, regulation, ordinance or restriction.  There are no special or general assessments pending against or affecting the Real Property and no public improvements have been recently made which would cause special or general assessments to be assessed against the Real Property. There is no encroachment upon the Real Property from any buildings or improvements located on any property adjacent to the Real Property.  There is no encroachment by the Real Property upon any adjacent property or upon any easement with respect to any adjacent property.  There are no leases or other agreements by which any person possesses or has a right to possess all or any portion of the real property.  There is no violation of any applicable building restriction or restrictive covenant affecting the Real Property.  The Real Property is adequately services by all utilities necessary for the effective operation of a financial institution office.

Section 5.6

Employees.

No employee assigned to the Branches is a party to any collective bargaining, employment, severance, termination or change of control agreement, whether formal or informal, oral or written, or is represented under any collective bargaining agreement relating to employment with Seller.  Seller is not aware of any efforts during the past three years to unionize or organize the employees assigned to the Branches.

Section 5.7

Environmental Matters.

(a)

To Sellers actual knowledge the Real Property and the Branches are in compliance with all applicable Federal, State, Local and municipal statutes, ordinances, laws and regulations and all orders, rulings or other decisions of any court, administrative agency or any other government authority relating to the protection of the environment.

(b)

To Sellers actual knowledge the Real Property and the Branches are free of friable asbestos except to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws.  No part of the Real Property or the Branches have been used for the manufacture, handling, storage or disposal of Hazardous Substances, except in compliance with Environmental Laws.

(c)

To Sellers actual knowledge the Real Property does not contain, nor has it ever contained an "underground storage tank" as that term is defined in the Federal Hazardous and Solid Waste Amendments of 1984 to the Resource Conservation and Recovery Act.

(d)

There is no action, suit, investigation, inquiry or other proceeding, ruling, order or citation involving Seller, pending, threatened or previously asserted, as a result of any actual or alleged failure to comply with any requirement of any environmental law with respect to the Real Property or the Branches.

(e)

Seller has not received notice that, with respect to the Real Property or the Branches, Seller is an "owner" or "operator" of a "facility" as those terms are defined in the Comprehensive Environmental Compensation and Liability Act of 1980 ("CERCLA").

(f)

For purposes of this Section 5.7, "Hazardous Substances" has the meaning set forth in Section 9601 of CERCLA; and "Environmental Law" means all laws, ordinances, rules and regulations that: (i) regulate waste management, including the containment, storage, handling, transportation, disposal or management of Hazardous Substances; (ii) regulated or prescribed requirements for air, water, or soil quality; (iii) protect the environment; or (iv) establish liability for the investigation, removal or cleanup of, or damage caused by any Hazardous Substance.

(g)

For purposes of this Agreement, "to Seller's actual knowledge" shall mean the personal knowledge of any of Seller's directors or officers.

Section 5.8

Deposit Liabilities.

Deposit Liabilities are insured by the FDIC to the fullest extent permitted by Federal Law, and no action is pending or has been threatened by the FDIC against Seller with respect to the termination of such insurance.  The Deposit Liabilities (i) are in all respects genuine and enforceable obligations of Seller and have been acquired and maintained in full compliance with all applicable laws, including but not limited to the Truth in Savings Act and regulations promulgated thereunder; (ii) were acquired in the ordinary course of Sellers' business; and (iii) are not subject to any claim that is superior to the rights of persons shown on the records delivered to Purchaser indicating the owners of the Deposit Liabilities other than claims against such owners of the Deposit Liabilities, such as state and federal tax liens, garnishments and other judgment claims, which have matured or may mature into claims against the respective Deposit Liabilities.

Section 5.9

Legal Proceedings.

There are no actions, suits or proceedings, whether civil, criminal or administrative, pending or, to Seller’s knowledge, threatened against or affecting Seller which would be reasonably likely to have an adverse effect on the Transferred Assets, Deposit Liabilities, the Branches or consummation of the transactions contemplated hereby.

Section 5.10

No Brokers.

All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and Purchaser, and there has been no participation or intervention by any other person, firm or corporation employee or engaged by or on behalf of Seller in such a manner as to give rise to any valid claim against Seller or Purchaser for a brokerage commission, finder’s fee or like commission.

Section 5.11

Financing Available.

Seller’s ability to consummate the transactions contemplated hereby is not contingent on raising any equity capital, obtaining specific financing therefor, consent of any lender or other matter.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 6.1

Corporate Organization.

Purchaser is an “insured depository institution,” as defined in Section 3(c)(2) of the FDIA, duly organized, validly existing and in good standing under the laws of the United States.

Section 6.2

Authority.

Purchaser has the power and authority to enter into and perform this Agreement.  This Agreement and the execution, delivery and performance hereof have been, or prior to Closing will be, duly authorized and approved by the Board of Directors of Purchaser, and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by federal and state regulators of Purchaser or by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors’ rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

Section 6.3

Non-Contravention.

The execution and delivery of this Agreement by Purchaser do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (i) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture or instrument of Purchaser or to which Purchaser is subject, which breach, violation or default would have a material and adverse effect on Purchaser, or (ii) a breach or violation of or a default under the articles of association or bylaws of Purchaser or any material contract or other instrument to which Purchaser is a party or by which Purchaser is bound.

Section 6.4

Legal Proceedings.

There are no actions, suits or proceedings, whether civil, criminal or administrative, pending or, to Purchaser’s knowledge, threatened against or affecting Purchaser which would be reasonably likely to have a material adverse effect on the consummation of the transactions contemplated hereby.

Section 6.5

No Brokers.

There has been no participation or intervention by any person, firm or corporation employed or engaged by or on behalf of Purchaser in such a manner as to give rise to any valid claim against Seller for a brokerage commission, finder’s fee or like commission.

Section 6.6

Financing Available.

Purchaser’s ability to consummate the transactions contemplated hereby is not contingent on raising any equity capital, obtaining specific financing therefor, consent of any lender or any other matter, other than the receipt of any required Regulatory Approval.

ARTICLE VII

OBLIGATIONS OF PARTIES PRIOR TO AND AFTER EFFECTIVE TIME

Section 7.1

Full Access.

From the date hereof until the Effective Time, Seller shall afford to the officers and authorized representatives of Purchaser, upon prior notice and subject to Seller's normal security requirements, access to the properties, books and records pertaining to the Branches, specifically including but not limited to all books and records relating to the Deposit Liabilities and the Transferred Assets in order that Purchaser may have full opportunity to make reasonable investigations and to engage in operational planning, at reasonable times, without interfering with the normal business and operations of the Branches or the affairs of Seller relating to the Branches.  Seller will cooperate with Purchaser to the extent reasonably requested and legally permissible to provide Purchaser with information about the Employees and a means to meet with the Employees.  The officers of Seller shall furnish Purchaser with two standard sets of such additional financial and operating data and other information as to its business and properties at the Branches, as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect this transaction.  Any additional copies of such information shall be produced and provided at Purchaser's expense.  Nothing in this Section 7.1 shall require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans.  It is understood that certain of Seller's records may be available only in the form of photocopies, film copies, or other non-original and non-paper media.

Section 7.2

Regulatory Approvals.

Purchaser and Seller shall cooperate with each other to prepare and file as soon as practicable after the date hereof all necessary applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all federal and state regulatory authorities or instrumentalities which are necessary or advisable to consummate the transactions contemplated by this Agreement (collectively, the “Regulatory Approvals”).  Purchaser agrees to promptly advise Seller or Seller’s counsel of the status of the applications and of actions which may be necessary or desirable in order to obtain the Regulatory Approvals and any substantial developments in the course of obtaining the Regulatory Approvals.  Purchaser and Seller shall have the right to review in advance, and will consult with the other on, all information which appears in any filing made with or written materials submitted to any regulatory authority or instrumentality or third party in connection with the transactions contemplated by this Agreement.

Section 7.3

Conduct of Business.

From the date hereof until the Effective Time, Seller shall:

(a)

carry on, or cause to be carried on, the business of the Branches substantially in the same manner as on the date hereof, preserve intact its current business organization and use its best efforts to preserve its business relationships with depositors, customers and others having business relationships with it and whose accounts will be transferred to Purchaser;

(b)

continue to staff the Branches with consistent with past practices and safe and sound banking practices;

(c)

cooperate with and assist Buyer in assuring the orderly transition of the business of the Branches to Purchaser from Seller; and

(d)

maintain the Transferred Assets, including without limitation the Real Property, in their current condition, ordinary wear and tear excepted.

Section 7.4

No Solicitation; Restriction on New Branches.

(a)

Prior to the Closing Date, Purchaser shall not solicit holders of Deposit Liabilities (collectively, the “Branch Customers”) through advertising specifically referencing or targeted to such Branch Customers, nor attempt to induce such Branch Customers to close deposit accounts with Seller and open accounts directly with Purchaser.  Notwithstanding the foregoing sentence, Purchaser and its affiliates shall be permitted to (i) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at the Branch Customers, (ii) engage in lending, deposit, safe deposit and other financial services relationships existing as of the date hereof with the Branch Customers, (iii) respond to unsolicited inquiries by the Branch Customers with respect to banking or other financial services and (iv) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

(b)

For a period of four years after the Closing Date, Seller shall not, directly or indirectly, solicit banking or other financial services business from the Branch Customers, but Seller may respond to and act upon unsolicited inquiries from Branch Customers with respect to banking or other financial services.

(c)

For a period of four years after the Closing Date, Seller shall not, without the prior written approval of Purchaser, open a lending or deposit-taking office or install an ATM within Butler County, Franklin Township, Village of Carlisle, City of Franklin, City of Middletown, or the geographic territory shaded in green on the map attached hereto as Exhibit 7.4(c) (the "Seller Non-Compete Territory").  For a period of three years and six months after the Closing Date, Seller shall not, without the prior written approval of Purchaser, acquire a lending or deposit-taking office or ATM within the Seller Non-Compete Territory.  For a period of three years after the Closing Date, Seller shall not, without the prior written approval of Purchaser, acquire an office or ATM in connection with Seller’s acquisition of another financial institution, or acquire another financial institution, within the Seller Non-Compete Territory.

(d)

For a period of four years after the Closing Date, Purchaser shall not, without the prior written approval of Seller, open a lending or deposit-taking office or install an ATM within the geographic territory shaded yellow, or the geographic territory shaded green, on the map attached hereto as Exhibit 7.4(c) (the "Purchaser Non-Compete Territory").  For a period of three years and six months after the Closing Date, Purchaser shall not, without the prior written approval of Seller, acquire a lending or deposit-taking office or ATM within the Purchaser Non-Compete Territory.  For a period of three years after the Closing Date, Purchaser shall not, without the prior written approval of Seller, acquire an office or ATM in connection with Purchaser’s acquisition of another financial institution, or acquire another financial institution, within the Purchaser Non-Compete Territory.

Section 7.5

Branch Operations.

Notwithstanding the foregoing, between the date of this Agreement and the Effective Time, and except as may be otherwise required by a governmental or regulatory authority, Seller shall not, without the prior written consent of Purchaser:

(a)

engage or participate in any transaction or incur or sustain any obligation which is material to the business, condition or operation of the Branches;

(b)

except in the ordinary course of business at the unsolicited direction of depositors (i) cause the Branches to transfer to Seller’s other operations or to a third party (other than Purchaser) any Deposit Liabilities or (ii) cause any of Seller’s other operations to transfer to the Branches any Deposit Liabilities;

(c)

undertake any actions which are inconsistent with the maintenance of good relations with customers of the Branches;

(d)

make any change to its customary policies for setting rates on deposits offered at the Branches;

(e)

amend or modify any of its promotional or deposit account practices at the Branches; or

(f)

reduce the service charges on any deposit product or fee-based product (e.g. safe deposit boxes, money orders, cashier’s checks).

Section 7.6

Corporate and Other Consents.

Seller shall secure all corporate and other non-regulatory consents which are necessary or advisable to consummate the transactions contemplated hereby, except those involving Purchaser, and Purchaser shall secure all  corporate and other non-regulatory consents which are necessary or advisable to consummate the transactions contemplated hereby, except those involving Seller.

Section 7.7

Data Processing Services.

Each party hereto agrees to provide to the other data processing and transfer services as shall be reasonably necessary for the conversion and transfer of information concerning the Deposit Liabilities into Purchaser’s data processing system.  As soon as practicable after execution of this Agreement, each party hereto shall provide to the other computer file instructions which maintain information on the deposit accounts, together with operational procedures necessary to implement the transfer of the information to Purchaser.  Seller and Purchaser shall each designate an individual to serve as liaison from the date hereto through the Closing Date concerning operational matters.  Seller shall continue to provide post-closing assistance to Purchaser as may be reasonably necessary for one hundred twenty (120) days following the Closing Date.

Section 7.8

Public Announcements.

Seller and Purchaser agree that, from the date hereof, and except as otherwise required by law, neither shall issue any press release or make any other public announcement regarding this Agreement or the transactions contemplated hereby without first consulting with the other party hereto upon the substance and timing of such announcement or comment.  Further, Seller and Purchaser acknowledge the sensitivity of this transaction to the employees of Seller and agree that prior to the Effective Time no announcements or communications with the employees of Seller shall be made without the prior approval of both Purchaser and Seller which approval shall not be unreasonably withheld.

Section 7.9

Tax Reporting.

Except as otherwise required by applicable laws and regulations, Purchaser shall comply with all tax reporting obligations in connection with the Deposit Liabilities and other liabilities transferred pursuant to this Agreement with respect to the calendar year in which the Closing Date occurs.  To the extent that Purchaser is not permitted to make such reports, Seller shall so report with respect to the period from January 1 of the year in which the Closing occurs through the Closing Date and Purchaser shall so report with respect to all periods from the day after the Closing Date.  Any amounts required by any governmental entity to be withheld from any of the Deposit Liabilities through the Closing Date shall be withheld by Seller in accordance with applicable laws and regulations and shall be remitted by Seller to the appropriate governmental entity on or prior to the applicable due date.  Any such withholding required to be made subsequent to the Closing Date shall be withheld by Purchaser in accordance with applicable laws and regulations and shall be remitted by Purchaser to the appropriate governmental entity on or prior to the applicable due date.  Purchaser and Seller shall, prior to the Closing Date, consult with each other, and Seller shall take such actions as are reasonably necessary, to permit Purchaser timely to comply with its obligations pursuant to this Section 7.9.

Section 7.10

Actions With Respect to IRA and Keogh Plan Deposit Liabilities.

Seller shall (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA Deposit Liability and Keogh Plan Deposit Liability of which it is the trustee or custodian, (ii) to the extent permitted by the documentation governing each such IRA or Keogh Plan and applicable law, appoint Purchaser as successor trustee or custodian as of the close of business on the Closing Date, as applicable, of each such IRA or Keogh Plan, and Purchaser agrees to accept each such trusteeship or custodianship and assume all fiduciary obligations with respect thereto as of the close of business on the Closing Date, and (iii) deliver to the IRA grantor or Keogh Plan named fiduciary of each such IRA or Keogh Plan such notice of the foregoing as is required by the documentation governing each such IRA or Keogh Plan or applicable law.  If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or applicable law, (y) Seller is not permitted to name Purchaser as successor trustee or custodian or the IRA grantor or Keogh Plan named fiduciary objects in writing to such assignment, or is entitled to, and does, in fact, name a successor trustee or custodian other than Purchaser, or (z) such IRA or Keogh Plan includes assets, which are not Deposit Liabilities of Seller and are not being transferred to Purchaser, and the assumption of the deposit liabilities of Seller included in such IRA or Keogh Plan would result in a loss of qualification of such IRA or Keogh Plan under the Code or applicable regulations, all Deposits Liabilities of Seller held under such IRA or Keogh Plan shall be excluded from the Deposit Liabilities (such excluded Deposit Liabilities being herein called the “Excluded IRA/Keogh Deposit Liabilities”).

Section 7.11

Further Assurance.

Each of Purchaser and Seller shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations or otherwise so as to permit consummation of the transactions contemplated hereby as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with each other to that end.

Section 7.12

Account Statements.

On the business day immediately preceding the Closing Date, Seller shall produce a bank statement dated as of that date, for each of the Deposit Liabilities and mail, at Seller's expense, such statement to the respective account holders.

ARTICLE VIII

CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligation of Purchaser to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions.

Section 8.1

Representations and Warranties True.

The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

Section 8.2

Obligations Performed.

Seller shall (i) deliver or make available to Purchaser those items required by  hereof and (ii) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 8.3

Regulatory Approvals.

All Regulatory Approvals shall have been obtained and all necessary conditions, including without limitation the giving of all legally required notices and the expiration of all legally required waiting or protest periods, of or relating to such Regulatory Approvals shall have been met as required.

Section 8.4

Due Diligence.

Purchaser shall have completed its due diligence with respect to the Branches, the Deposit Liabilities and the Transferred Assets and shall have been satisfied with the results of such due diligence in its sole discretion.

ARTICLE IX

CONDITIONS TO SELLER’S OBLIGATIONS

The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment, on or before the Closing, of each of the following conditions.

Section 9.1

Representations and Warranties True.

The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

Section 9.2

Obligations Performed.

Purchaser shall (i) deliver to Seller those items required by  hereof and (ii) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Effective Time.

Section 9.3

Regulatory Approvals.

The condition set forth in  shall have been satisfied.

Section 9.4

Consents of Third Parties.

Seller shall have obtained all consents of third parties, if any, which are necessary to consummate the transactions contemplated hereby.

ARTICLE X

TERMINATION

Section 10.1

Methods of Termination.

This Agreement may be terminated in any of the following ways:

(a)

by Seller or Purchaser if the Closing has not occurred on or before the 90th day following the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party’s obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

(b)

at any time on or prior to the Effective Time by the mutual consent in writing of Purchaser and Seller;

(c)

by Purchaser in writing if the conditions set forth in ARTICLE VIII of this Agreement shall not have been met by Seller or waived in writing by Purchaser prior to the date fixed for Closing, provided that Purchaser’s failure to perform an obligation in breach of its obligations under this Agreement was not the cause of, or resulted in, Seller’s failure to fulfill any such condition;

(d)

by Seller in writing if the conditions set forth in ARTICLE IX of this Agreement shall not have been met by Purchaser or waived in writing by Seller prior to the date fixed for Closing, provided that Seller’s failure to perform an obligation in breach of its obligations under this Agreement was not the cause of, or resulted in, Purchaser’s failure to fulfill any such condition;

(e)

any time prior to the Effective Time, by Seller or Purchaser in writing if the other shall have been in breach of any representation and warranty in any material respect (as if such representation and warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of 15 calendar days after the giving of notice to the breaching party of such breach or the Effective Time; or

(f)

by Seller or Purchaser in writing at any time after any applicable regulatory authority has denied approval of any application for a Regulatory Approval.

Section 10.2

Procedure Upon and Effect of Termination.

In the event of termination pursuant to  hereof, and except as otherwise stated therein, written notice thereof shall be given to the other party, and this Agreement shall terminate immediately upon receipt of such notice unless an extension is consented to by the party having the right to terminate, provided that (i) , ,  and this  shall survive any such termination and (ii) a termination shall not relieve a breaching party from liability for an intentional or grossly negligent breach of any covenant, undertaking, representation or warranty giving rise to such termination.

Section 10.3

Payment of Expenses.

Should the transactions contemplated herein not be consummated because of a party’s intentional or grossly negligent breach of this Agreement, in addition to such damages as may be recoverable in law or equity and as otherwise provided herein, the other party shall be entitled to recover from the breaching party upon demand, itemization and documentation, its reasonable outside legal, accounting, consulting and other out-of-pocket expenses.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1

Expenses.

Except as otherwise provided herein, Seller and Purchaser each shall pay all of their own out-of-pocket expenses in connection with this Agreement, including appraisal, accounting, consulting, data processing and conversion expenses and professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated.

Section 11.2

Amendment and Modification.

The parties hereto, by mutual consent, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

Section 11.3

Waiver or Extension.

Except with respect to the Regulatory Approvals, either party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive (a) any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) compliance with any of the undertakings, obligations, covenants or other acts contained herein.

Section 11.4

Successors and Assigns.

This Agreement and all of the provisions hereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns, but neither this Agreement nor any of the rights, interests or obligations here under shall be assigned by either of the parties hereto without the prior written consent of the other.

Section 11.5

Confidentiality.

All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes.  The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its reasonable best efforts to give the other party at least ten business days prior notice thereof.

Section 11.6

Addresses for Notices, Etc.

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) deposited in the United States Mail by registered or certified mail, return receipt requested, (c) sent by telecopier (with electronic confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (d) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to Purchaser:

Community National Bank

1400 East Second Street

Franklin, Ohio 45005

Attn:

Paul Scheuermann, President

Fax:

(937) 746-1181

With a copy to:

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio  45202

Attn:

Susan Zaunbrecher, Esq.

Fax:

(513) 977-8141

If to Seller:

The First National Bank of Germantown

17 N. Main Street

Germantown, Ohio 45327

Attn: Thomas Winning, President

Fax:  (937) 855-4530

With a copy to:

Coolidge, Wall, Wamsley & Lombord

33 West First Street

Suite 600

Dayton, Ohio 45402

Attn:  Merle F. Wilberding, Esq.

Fax: (937) 223-6705

Section 11.7

Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.8

Headings.

The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part thereof or affect in any way the meaning or interpretation of this Agreement.

Section 11.9

Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

Section 11.10

Sole Agreement.

This Agreement and the exhibits hereto  represent the entire agreement between the parties hereto respecting the transactions contemplated hereby and all prior or contemporaneous written or oral proposals, agreements in principle, representations, warranties and understandings between the parties with respect to such matters are superseded hereby and merged herein.

Section 11.11

Parties in Interest.

Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person (other than the parties hereto, their successors and permitted assigns) any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein.

Section 11.12

Specific Performance.

The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the non-breaching party would suffer irreparable harm in the event of such breach and that the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

COMMUNITY NATIONAL BANK

By:

/s/ Paul J. Scheuermann

Name:

Paul Scheuermann

Title:

President

THE FIRST NATIONAL BANK OF  GERMANTOWN

By:

/s/ Thomas E. Winning

Name:  Thomas E. Winning

Title:  President

3

LIST OF EXHIBITS

Exhibit No.	Description
2.1(a)(2)	Fixed Assets
2.1(a)(6)	Assigned Contracts
2.3(a)	List of Deposits
2.3(b)	List of Excluded Deposits
2.6(a)	List of Employees
3.2(b)(2)	Form of Bill of Sale
3.2(b)(3)	Form of Assignment and Assumption Agreement
3.2(b)(10)	Form of Seller’s Officer’s Certificate
3.2(c)(3)	Form of Purchaser’s Officer’s Certificate
7.4(c)	Non-Compete Territory

EXHIBIT 2.1(a)(2)

Fixed Assets

Carlisle Office Fixed Assets

Asset ID

Description

ATM

536

ATM Modems

542

ATM Modems

182

ATM - furniture & Equip

Sign

539

Blommel Sign

327

Wilson Sign

329

Sign

330

Wilson Sign

All Other

170

Safe Deposit Boxes

171

Equipment

172

Equipment

173

Equipment

*

174

Interior Decorating

175

CCTV Equipment

176

Safe & Alarms - Equipment

177

Moving Lockboxes

178

Office Furniture

*

183

Oak Conf room table - F & F

*

184

Table Conf room F & F

185

F & F Accessories

186

F & F Amber screen

187

Hardware-camera housing

188

Hardware-telephone system

*

189

typewriter-Panasonic

192

facsimile-panafax

193

alarm & camera security

194

bank equipment

195

safe

*

196

check desk

197

stencil letters

200

tables & chairs

201

renovation-safe deposit boxes

202

18 large safe deposit box

203

currency guard

204

vertical vat cust unit

*

207

Sharp Copier SF2027

208

Middletown security system

*

209

(2) tables & (2) chairs

*

211

credenza, kneesp

*

212

Executive Chair (2 high back chairs with rollers)

*

213

Desk

*

229

Laser Fax Machine

557

Consolidated Chairs

6

oak desks

1

round customer counter

8

mauve cloth chair with roller

4

blue patterned cloth chairs

4

mauve cloth chair

6

green patterned cloth chairs

6

teal cloth chair

3

teal cloth chair w/ rollers

1

Eureka sweeper

2

credenzas

1

3 drawer desk extension

1

Book shelf (stand)

1

4 drawer desk (ATM room (old))

1

loveseat

1

small refrigerator

1

microwave

1

sink & stove combo

1

four bookcase stand

1

VHS Cassette recorder

1

13" Zenith TV

198

Safe Deposit Boxes

1

Shawwalker rolling storage cabinet

1

White round table

1

large step ladder

4

teller chairs with rollers

2

wooden shelving units (vault)

1

3 drawer later file cabinet (oak veneer)

6

teller station

4

Floral arrangements

1

customer information stand

5

Bulletin Board

1

Metal sign holder

9

wall paintings

Middletown Office Fixed Assets

Asset ID

Description

ATM

545

ATM Modems Middletown

321

Night Deposit/ATM

271

Fujitsu ATM 7040

455

Fujitsu 7040 ATM

Sign

259

Signage (Night Deposit/MAC)

260

Sign Installation

270

Remark Circuits, Wire Mac Sign

317

Sign

319

Sign

All Other

245

Table in Safe Deposit Office

246

Guest Chairs

247

Tall Teller Chairs

249

Chairs/Table

250

Table-Rectangular

251

Copier sf2414

252

Furniture (TV/VCR Combo, Frig, micro)

253

Furniture

255

Jetsort M-200 Coin Sorter

256

Telephone Equipment

257

Suflex Teller Receivers (3 dye packs)

262

Equipment

263

6 Chairs

265

Desk, Files, Chair, Coat, Rack, Shelving

266

8 Stack Chairs

267

Tables and Furniture

451

Fax-Laser

2

Oak Credenza

1

Couch (purchased by Nelda Lane)

1

Toaster Oven

1

Safety step stool

1

Kenmore Sweeper

1

Small side end table in lobby

1

Children's Table

2

Children's Chairs

1

Artwork

1

Sign Holder

1

Surveillance Monitor & Recorder

1

Round viewing mirror

6

Teller work separators

1

Utility Cart

1

Lobby Board & Letters

Total for Fixed Assets

 $37,500.00

EXHIBIT 2.1(a)(6)

Assigned Contracts

None.

 EXHIBIT 2.3(a)

List of Deposits

Itemized information omitted due to confidentiality.

EXHIBIT 2.3(b)

List of Excluded Deposits

Itemized information omitted due to confidentiality.

EXHIBIT 2.6(a)

Employees

Itemized information omitted due to confidentiality.

EXHIBIT 3.2(b)(2)

BILL OF SALE

Bill of Sale, dated as of ______________ __, 2004, entered into by The First National Bank of Germantown (“Seller”) for the benefit of Community National Bank (“Purchaser”). Capitalized terms used herein which are defined in the Purchase and Assumption Agreement, dated as of March 19, 2004, between Seller and Purchaser (the “Agreement”) shall have the same meanings herein as therein unless defined or the context requires otherwise herein.

W I T N E S S E T H:

WHEREAS, pursuant to the Agreement, Seller has agreed to transfer certain assets to Purchaser;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Seller hereby sells, assigns, conveys, transfers and delivers all of Sellers’ right, title, interest and claim in and to the Transferred Assets to Purchaser, to have and to hold for its use and enjoyment forever, effective as of the Effective Time.

2.

From time to time, Seller, its successors and assigns, shall execute and deliver all such further bills of sale, assignments or other instruments of conveyance and transfer as Purchaser, its successors or assigns may reasonably request more effectively to transfer to and vest in Purchaser all of Seller’s interest in the Transferred Assets.

3.

This Bill of Sale is given pursuant to the provisions of the Agreement, and the transfer of property hereunder is made subject to the terms and provisions of the Agreement.

IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the date first above written.

THE FIRST NATIONAL BANK OF GERMANTOWN

By: __________________________________

Name:  Thomas E. Winning

Title:  President

EXHIBIT 3.2(b)(3)

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignment and Assumption Agreement, dated as of ____________ ___, 2004, between Community National Bank (“Purchaser”) and The First National Bank Germantown (“Seller”).  Capitalized terms used herein which are defined in the Purchase and Assumption Agreement, dated as of March 19, 2004, between Seller and Purchaser (the “Agreement”) shall have the same meanings herein as therein unless defined or the context requires otherwise herein.

WITNESSETH:

WHEREAS, pursuant to the Agreement, Seller has agreed to assign, and Purchaser has agreed to assume, the duties, obligations and liabilities of Seller relating to the Deposit Liabilities,  to the extent that they accrue or arise on or after the Effective Time (collectively, the “Assumed Liabilities”);

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Seller hereby fully and completely assigns, and Purchaser hereby fully and completely assumes, liability for the payment and performance of all Deposit Liabilities outstanding and unpaid or unperformed as of the Effective Time.

2.

Seller hereby (a) resigns as the trustee or custodian of each IRA Deposit Liability or Keogh Plan Deposit Liability of which it is the trustee or custodian and (b) to the extent permitted by the documentation governing each such IRA or Keogh Plan, appoints Purchaser as successor trustee or custodian of each such IRA or Keogh Plan, and Purchaser hereby accepts each such trusteeship or custodianship and assumes all fiduciary obligations with respect thereto.

3.

All terms and provisions of this Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns, provided that this Assignment and Assumption Agreement, and all rights, privileges, duties and obligations of the parties hereto and hereunder, may not be assigned or delegated by either party hereto without the prior written consent of the other party to this Assignment and Assumption Agreement.

4.

This Assignment and Assumption Agreement is given pursuant to the provisions of the Agreement, and, except as herein otherwise provided, the assignment and assumption of any of the Assumed Liabilities hereunder are made subject to the terms and provisions of the Agreement.

5.

Except as otherwise provided herein, all of the transactions provided for herein shall be effective as of the close of business on the date hereof.

6.

This Assignment and Assumption Agreement is made and entered into in the State of Ohio and the laws of that jurisdiction shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment and Assumption Agreement as of the date first above written.

THE FIRST NATIONAL BANK OF GERMANTOWN

By: _________________________________________

Name:  Thomas E. Winning

Title:  President

COMMUNITY NATIONAL BANK

By: __________________________________________

Name:  Paul Scheuermann

Title:  President

EXHIBIT 3.2(b)(10)

CERTIFICATE OF OFFICER

OF SELLER

The undersigned, the President and Chief Executive Officer of The First National Bank of Germantown (“Seller”), does hereby certify as follows:

1.

The representations and warranties made by Seller in the Purchase and Assumption Agreement between Seller and Community National Bank (“Purchaser”), dated as of March 19, 2004 (the “Agreement”), are true and correct in all material respects as though such representations and warranties were made as of the date hereof, except for any representation and warranty which specifically relates to an earlier date.

2.

Seller has (i) delivered or made available to Purchaser those items required by Section 3.2(b) of the Agreement and (ii) performed and complied in all material respects with all obligations and agreements required by the Agreement to be complied with by it prior to or on the Effective Time (as defined in the Agreement).

IN WITNESS WHEREOF,  I have hereunto set my name this ___ day of ________ 2004.

____________________________________

Name:  Thomas E. Winning

Title:  President

EXHIBIT 3.2(c)(3)

CERTIFICATE OF OFFICER

OF PURCHASER

The undersigned, the President and Chief Executive Officer of Community National Bank (“Purchaser”), does hereby certify as follows:

1.

The representations and warranties made by Purchaser in the Purchase and Assumption Agreement between Purchaser and The First National Bank of Germantown (“Seller”), dated as of March 19, 2004 (the “Agreement”), are true and correct in all material respects as though such representations and warranties were made as of the date hereof, except for any representation and warranty which specifically relates to an earlier date.

2.

Purchaser has (i) delivered to Seller those items required by Section 3.2(c) of the Agreement and (ii) performed and complied in all material respects with all obligations and agreements required by the Agreement to be complied with by it prior to or on the Effective Time (as defined in the Agreement).

IN WITNESS WHEREOF,  I have hereunto set my name this ___ day of ________ 2004.

_____________________________________

Name:  Paul Scheuermann

Title:  President

EXHIBIT 7.4(c)

Non-Compete Territory Map

Non-Compete Map as of 03-12-04